UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

CABOT OIL & GAS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Thursday, May 4, 2006, at 8:00 a.m., local time, in the First Floor Auditorium of our corporate headquarters, 1200 Enclave Parkway, Houston, Texas.

The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information on each nominee and each director continuing in office. Directors and officers of the Company will be present at the meeting to respond to your questions.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the Internet or telephone.

Sincerely,

DAN O. DINGES

Chairman, President and Chief Executive Officer

CABOT OIL & GAS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2006

The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”), a Delaware corporation, will be held at the Company’s corporate headquarters, First Floor Auditorium, 1200 Enclave Parkway, Houston, Texas 77077, on Thursday, May 4, 2006, at 8:00 a.m., for the following purposes:

I.	To elect three persons to the Board of Directors of the Company.

II.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock of the Company from 80,000,000 shares to 120,000,000 shares.

III.	To ratify the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2006 fiscal year.

IV.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of record of the Common Stock at the close of business on March 22, 2006 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

•	vote via the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

•	complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

You may vote in person if you attend the Annual Meeting.

Please exercise your right to vote at your earliest convenient time.

BY ORDER OF THE BOARD OF DIRECTORS,

LISA A. MACHESNEY

Vice President, Managing Counsel

    and Corporate Secretary

Houston, Texas

March 29, 2006

CABOT OIL & GAS CORPORATION

1200 Enclave Parkway

Houston, Texas 77077

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held May 4, 2006

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the “Company”) of proxies for use at its 2006 Annual Meeting of Stockholders, to be held at the Company’s corporate headquarters, 1200 Enclave Parkway, Houston, Texas, on Thursday, May 4, 2006, at 8:00 a.m., or any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Lisa A. Machesney, Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment thereof. Proxies on which no voting instructions are indicated will be voted FOR the election of the candidates named herein and FOR Proposals II and III and in the best judgment of the proxy holders on any other matters that may properly come before the meeting.

Only holders of record of the Company’s Common Stock, par value $.10 per share (“Common Stock”), as of the close of business on March 22, 2006, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote                      shares of Common Stock. Each share of Common Stock is entitled to one vote per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. The Proxy Statement and form of Proxy are being first sent or given to shareholders on or about March 29, 2006.

In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions. Accordingly, because the vote required for amendment of the certificate of incorporation is a majority of the outstanding shares, abstentions on Proposal II and broker non-votes will have the same effect as votes against adoption. Because the vote required for approval of Proposal III is a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal, abstentions will have the same effect as votes against the proposal, but broker non-votes will not generally affect the outcome of the voting on the proposal.

PROPOSAL I.

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of directors serving staggered three-year terms. James G. Floyd, Robert Kelley and P. Dexter Peacock are currently directors and have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2009 and until his successor shall have been elected and shall have qualified.

It is the intention of the persons named in the enclosed form of proxy to vote such proxies FOR the election of Messrs. Floyd, Kelley and Peacock for terms of three years. If any one of the nominees is not available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. FLOYD, KELLEY AND PEACOCK TO THE BOARD OF DIRECTORS.

Certain Information Regarding Nominees and Directors

Set forth below, as of March 1, 2006, for each current director and for each nominee for election as a director of the Company, is information regarding age, position(s) with the Company, membership on committees of the Board of Directors, the period served as a director and term of office, business experience during at least the past five years, and other directorships currently held. It is expected that Mr. Nance and Mr. Bailey will retire from the Board following the conclusion of the 2006 Annual Meeting of Stockholders and the number of directors will be reduced by two. Mr. Dinges, Chairman, President and Chief Executive Officer, is the only employee or former employee of the Company on the Board of Directors.

[GRAPHIC APPEARS HERE]	Robert F. Bailey
Age: 73
Director Since: 1994
Committee Membership: Safety and Environmental Affairs (Chairman), Audit
Term of Office Expires: 2007
Business Experience:
R.F. Bailey Investments (acquisitions and asset management) - 2002 to present
B&J Exodus, Ltd. (private investment partnership) - 2003 to present
TransRepublic Resources, Inc. (oil and gas production)
President and Chief Executive Officer - 1992 to 2002
Other Directorships:
University of Texas of the Permian Basin - Advisory Director

[GRAPHIC APPEARS HERE]	John G.L. Cabot
Age: 71
Director Since: 1989
Committee Memberships: Audit (Chairman), Compensation, Executive
Term of Office Expires: 2007
Business Experience:
Retired September 1995
Cabot Corporation
Chief Financial Officer - October 1992 to September 1995
Vice Chairman of the Board - October 1988 to September 1995
Other Directorships:
Eaton Vance Corp.

[GRAPHIC APPEARS HERE]	David M. Carmichael
Age: 67
Director Since: 2006 (appointed to the Board of Directors in February 2006)
Term of Office Expires: 2007
Business Experience:
Private Investor - (securities and energy investment) - 1996 to present
KN Energy, Inc.
Vice Chairman and Chairman of the Management Committee - 1994 to 1996
American Oil & Gas Corporation (merged with KN Energy, Inc. in 1994)
Chairman, Chief Executive Officer and President - 1985 to 1994
Other Directorships:
Ensco International Incorporated
Natural Resource Partners L.P.

[GRAPHIC APPEARS HERE]	Dan O. Dinges
Age: 52
Director Since: 2001
Committee Memberships: Executive
Position: Chairman, President and Chief Executive Officer
Term of Office Expires: 2008
Business Experience:
Cabot Oil & Gas Corporation
Chairman, President and Chief Executive Officer - May 2002 to present
President and Chief Operating Officer - September 2001 to May 2002
Samedan Oil Corporation (a subsidiary of Noble Affiliates, Inc., now Noble Energy Inc.)
Senior Vice President and Division General Manager, Offshore Division - 1998 to September 2001
Vice President and Division General Manager, Offshore Division - 1989 to 1998
Division General Manager, Offshore Division - 1986 to 1989
Division Landman, Offshore Division 1981 to 1986
Mobil Oil Corporation
Land Supervisor - 1978 to 1981
Other Directorships:
Lone Star Technologies, Inc.
Domestic Petroleum Council
Boy Scouts of America - Sam Houston Area Council
Foundation for Energy Education

[GRAPHIC APPEARS HERE]	James G. Floyd
Age: 69
Director Since: 2001
Committee Memberships: Corporate Governance and Nominations (Chairman), Compensation, Safety and Environmental Affairs
Term of Office Expires: 2006 (Nominee for Director)
Business Experience:
JGF Inc. (ranching, real estate, and oil & gas investments) Chairman and Owner
The Houston Exploration Company
President, Chief Executive Officer and Director - January 1986 to April 2001
Seagull Energy Corporation
Director of Seagull Energy Corporation and President of subsidiary Seagull Exploration & Production, Inc. - 1981 to 1986

Robert L. Keiser
[GRAPHIC APPEARS HERE]	Age: 63
Director Since: 2006 (appointed by the Board of Directors in February 2006)
Term of Office Expires: 2007
Business Experience:
Retired June 1999
Kerr-McGee Corporation
Chairman of the Board - February 1999 to June 1999
Oryx Energy Company (merged with Kerr-McGee Corporation)
Chairman and Chief Executive Officer - 1995 to February 1999
Other Directorships:
Lone Star Technologies, Inc.

Robert Kelley
[GRAPHIC APPEARS HERE]	Age: 60
Director Since: 2003
Committee Memberships: Audit, Compensation
Term of Office Expires: 2006 (Nominee for Director)
Business Experience:
Kellco Investments, Inc. (private investment company) President - April 2001 to present
Noble Affiliates, Inc.
Chairman of the Board - 1992 to April 2001
President and Chief Executive Officer - 1986 to October 2000
Other Directorships:
OGE Energy Corporation
Lone Star Technologies, Inc.
Smith International, Inc.

[GRAPHIC APPEARS HERE]	C. Wayne Nance
Age: 74
Director Since: 1992 to March 2003 and September 2003 to present
Committee Memberships: Corporate Governance and Nominations, Executive
Term of Office Expires: 2008
Business Experience:
C. Wayne Nance & Associates, Inc. (consulting and investments) President - July 1989 to present
The Mitchell Group (equity investment advising) Senior Vice President - July 1989 to present

[GRAPHIC APPEARS HERE]	P. Dexter Peacock
Age: 64
Director Since: 1998
Committee Memberships: Executive (Chairman), Audit, Corporate Governance and Nominations
Position: Lead Director
Term of Office Expires: 2006 (Nominee for Director)
Business Experience:
Andrews Kurth L.L.P., Houston, Texas Of Counsel - 1998 to present Partner - 1975 to 1997 Managing Partner - 1986 to 1991
Other Directorships:
Rowan Companies, Inc.
Coastal Conservation Association of Texas

[GRAPHIC APPEARS HERE]	William P. Vititoe
Age: 67
Director Since: 1994
Committee Memberships: Compensation (Chairman), Corporate Governance and Nominations, Safety and Environmental Affairs
Term of Office Expires: 2008
Business Experience:
Retired May 1998
Consultant to Puget Sound Energy, Inc. - February 1997 to May 1998
Washington Energy Company
Chairman of the Board, Chief Executive Officer and President - January 1994 to February 1997
ANR Pipeline Company
President and Chief Executive Officer - October 1990 to December 1993
Other Directorships:
Comerica Inc.
Amerisure Inc.
Midwest Independent System Operator, Inc.
Aegis Technologies

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Company’s Corporate Governance Guidelines require that at least a majority of the Company’s directors be independent under the New York Stock Exchange (“NYSE”) listing standards and all other applicable legal requirements. Additionally, all members of the audit committee, compensation committee and corporate governance and nominations committee are required to be independent.

As contemplated by NYSE listing standards, the board has adopted categorical standards to assist it in making independence determinations, under which relationships that fall within the categorical standard are not required to be disclosed in the proxy statement and their impact on independence need not be separately discussed. The board, however, considers all material relationships with each director and all facts and circumstances it deems relevant in making its independence determinations. A relationship falls within the categorical standard if it:

•	Is a type of relationship addressed in Section 303A 2 (b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence;

•	Is a type of relationship or transaction addressed in Item 404 of Regulation S-K, but under that regulation does not require disclosure; or

•	Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

The Board of Directors has determined that each director’s relationship with the Company, with the exception of Mr. Dinges, the Chief Executive Officer, falls within the categorical standard and that all directors, with the exception of Mr. Dinges, are independent. Further, the Board of Directors has determined that all members of the audit committee, compensation committee and corporate governance and nominations committee are independent.

Corporate Governance Guidelines

In 2003, the Board of Directors adopted the Cabot Oil & Gas Corporation Corporate Governance Guidelines. These guidelines outline the functions and responsibilities of the board, director qualifications, and various processes and procedures designed to ensure effective and responsive governance. The guidelines are reviewed from time to time in response to changing regulatory requirements and best practices and are revised accordingly, most recently in February 2006 to recognize the appointment of a Lead Director. The full text of the Corporate Governance Guidelines can be found on the Company’s website at www.cabotog.com under the “Corporate Governance” section and a copy will be provided, without charge, to any shareholder upon request.

Code of Business Conduct

All employees, officers and directors are required to comply with the Company’s long-standing Code of Business Conduct to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Business Conduct covers all areas of professional conduct including, conflicts of interest, customer relationships, insider trading, financial disclosure, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business. Employees, officers and directors annually are required to reply to a Code of Conduct Questionnaire, which is designed to elicit information related to any known or possible violation of the Code. The full text of the Code of Business Conduct can be found on the Company’s website at www.cabotog.com under the “Corporate Governance” section and a copy will be provided, without charge, to any shareholder upon request.

Executive Sessions of the Board of Directors

The Board of Directors holds an executive session of the non-management directors during each of its regularly scheduled meetings. The executive sessions are presided over by the Lead Director, Mr. P. Dexter Peacock.

Stock Ownership Guidelines

The Company’s Board of Directors has adopted Stock Ownership Guidelines for the Board of Directors and the officers of the Company. The Board of Directors and the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated five times base salary for the officers and five times annual retainer for the directors. Thereafter, each individual is expected to hold 10% of the after-tax shares received upon the vesting or exercise of an equity award until such time as the individual leaves the Company.

All other Vice Presidents are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated three times base salary. Thereafter, each individual is expected to hold 10% of the after-tax shares received upon the vesting or exercise of an equity award until such time as the individual leaves the Company.

Communications with the Board of Directors

The Company’s Board of Directors has a process for shareholders and other interested parties to send communications to the board. That process can be found in Item 9 of the Company’s Corporate Governance Guidelines found at the Company’s website at www.cabotog.com. Communications should be addressed to the “Board of Directors,” a specified committee of the board, an individual director or the “Non-management Directors” in care of:

Vice President, Managing Counsel and Corporate Secretary

Corporate Legal Department

1200 Enclave Parkway

Houston, Texas 77077-1607

(281)589-4891

(281)589-4808 (fax)

(Outside the U.S. or U.S. long distance-call collect)

lisa.machesney@cabotog.com (email)

All communications received as described above and intended for the Board of Directors, a committee of the Board of Directors, an individual director, or the non-management directors as a group will be relayed to the appropriate directors.

Annual Meeting Attendance

The Company’s policy is that it expects all members of the Board of Directors to attend the Company’s annual meetings of stockholders. In 2005, all members of the board attended the annual meeting with the exception of Mr. Peacock, who was tending to a family matter.

Board of Directors and Committee Meeting Attendance

The Board of Directors held eight meetings during 2005. All directors attended more than 85% of the meetings of the Board of Directors and of the committees held while they were members during 2005.

Director Compensation

During 2005, non-employee directors’ annual compensation was based upon a fee of $55,000, payable quarterly, for their services on the Company’s Board of Directors and its committees. The Audit Committee Chairman receives an additional $10,000 annual retainer, the remaining committee chairmen receive an additional $5,000 annual retainer and the Lead Director receives an additional $5,000 annual retainer, each payable quarterly, for their service. There are no per meeting fees paid.

Non-employee directors receive nondiscretionary automatic grants of non-qualified options to purchase 15,000 shares of the Common Stock at a price equal to 100% of the fair market value on the date first elected to the Board of Directors under the 2004 Incentive Plan. These options vest one-third on the first, second and third anniversary of the date of award and have a five year term. No such options were granted in 2005. In addition, in 2005, a discretionary award was made to the non-employee directors of 2,800 restricted stock units under the 2004 Incentive Plan, the restrictions on which lapse the date the non-employee director leaves the Board of Directors.

Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were reimbursed for travel expenses incurred for attending Board and committee meetings. Spouses of the directors were invited to attend one meeting during 2005 and travel expenses incurred by the spouses for attendance at this meeting were reimbursed by the Company.

Director Retirement

It is the policy of the Board of Directors that directors of the Company retire at the Annual Meeting following a director’s 73rd birthday, unless a determination is otherwise made by the Board of Directors. In February 2005 it was determined by the Board of Directors that Mr. C. Wayne Nance be nominated for election as a director, to serve one additional year, even though he had reached retirement age. It is expected that Mr. Nance and Mr. Robert F. Bailey will retire from the Board of Directors following the conclusion of the 2006 Annual Meeting of Stockholders.

Information on Standing Committees of the Board of Directors

The Board of Directors has five standing committees: the corporate governance and nominations committee, the audit committee, the compensation committee, the safety and environmental affairs committee and the executive committee. Membership on each committee during 2005 is as discussed below. All standing committees, with the exception of the executive committee, are composed entirely of independent, non-employee directors.

Corporate Governance and Nominations Committee – The corporate governance and nominations committee (the “CGN committee”) is composed of four members: Messrs. Floyd (Chairman), Nance, Peacock and Vititoe. During 2005, the CGN committee held one meeting. Each member of the CGN committee satisfies the independence requirements of the NYSE listing standards. The CGN committee charter is available to shareholders on the Company’s website at www.cabotog.com and a copy will be provided, without charge, to any shareholder upon request.

The CGN committee will consider director candidates recommended by shareholders. Under its charter, the CGN committee seeks out and evaluates qualified candidates to serve as board members as necessary to fill vacancies or the additional needs of the board, and consider candidates recommended by shareholders and management of the Company. Any stockholder desiring to propose a nominee to the Board of Directors should submit such proposed nominee for consideration by the CGN committee, including the proposed nominee’s qualifications, to Ms. Lisa A. Machesney, Corporate Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077.

The CGN committee seeks to select candidates who have personal and professional integrity, who have demonstrated ability and judgment and who shall be effective, in conjunction with the other nominees and board members in collectively serving the long-term interests of the shareholders.

The CGN committee generally identifies nominees through recommendations made by incumbent directors. A resume is reviewed and if merited, an interview follows. A qualified candidate identified by a shareholder follows the same committee process. There are no differences in the manner in which the CGN committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or recommended by the incumbent directors.

Audit Committee – The audit committee is composed of four members: Messrs. Cabot (Chairman), Bailey, Kelley and Peacock. During 2005, the audit committee held four meetings. Each member of the audit committee satisfies the financial literacy and independence requirements of the NYSE listing standards. The Board has determined that Messrs. Cabot and Kelley meet the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission. Mr. Kelley sits on four audit committees, including the Company’s. The Board of Directors has determined that this simultaneous service does not impair Mr. Kelley’s ability to serve on the Company’s audit committee. The audit committee charter is available to shareholders on the Company’s website at www.cabotog.com and a copy will be provided, without charge, to any shareholder upon request.

The function of the audit committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent auditors and the performance of the Company’s internal audit function.

It is the policy of the audit committee to pre-approve all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(l)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The audit committee has delegated to any member of the audit committee authority to pre-approve permissible services to be performed by the independent auditors. Decisions of a member to pre-approve permissible services must be reported to the full audit committee at its next scheduled meeting.

Compensation Committee – The compensation committee is composed of four members: Messrs. Vititoe (Chairman), Cabot, Floyd and Kelley. During 2005, the compensation committee held four meetings. Each member of the compensation committee satisfies the independence requirements of the NYSE listing standards. The compensation committee charter is available to shareholders on the Company’s website at www.cabotog.com and a copy will be provided, without charge, to any shareholder upon request.

The function of the compensation committee is to recommend to the independent members of the Board of Directors the annual compensation of the Chief Executive Officer, to provide counsel and oversight of the annual compensation of the other officers of the Company, to review the annual compensation of the directors, to oversee and make recommendations to the Board of Directors with respect to incentive compensation plans and equity based plans and other executive benefit plans, and to provide guidance in the area of employee benefits.

Safety and Environmental Affairs Committee – The safety and environmental affairs committee is composed of three members: Messrs. Bailey (Chairman), Floyd and Vititoe. During 2005, the safety and environmental affairs committee held two meetings. Each member of the safety and environmental affairs committee satisfies the independence requirements of the NYSE listing standards.

The function of the safety and environmental affairs committee is to review the Company’s safety and environmental management programs and evaluate major hazard analyses. From time to time, it also reviews the nature of and extent of Company spending for safety and environmental compliance and consults with outside and internal advisors regarding the management of the Company’s safety and environmental programs.

Executive Committee – The executive committee is composed of four members: Messrs. Peacock (Chairman), Cabot, Dinges and Nance. During 2005, the executive committee held one meeting.

The function of the executive committee is to exercise all power and authority of the Board of Directors, except as limited by the Company’s by-laws or applicable law.

PROPOSAL II.

APPROVAL OF AMENDMENT TO THE COMPANY’S

CERTIFICATE OF INCORPORATION TO INCREASE

THE AUTHORIZED COMMON STOCK

Description of Proposed Amendment

The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to Article IV of the Company’s Certificate of Incorporation, as amended, which sets forth the terms of the Company’s authorized capital stock. Article IV currently authorizes 80,000,000 shares of Common Stock, as well as 5,000,000 shares of Preferred Stock, par value $.10 per share.

The proposed amendment would increase the authorized Common Stock from the 80,000,000 shares of Common Stock currently authorized to 120,000,000 shares of Common Stock. The Board of Directors determined that this amendment is advisable and in the best interests of the Company and directed that the proposed amendment be submitted to the stockholders for their approval at the Annual Meeting. If adopted by the stockholders, this amendment would become effective upon filing of an appropriate certificate of amendment with the Secretary of State of the State of Delaware. The proposed amendment to Article IV of the Certificate of Incorporation would replace the first sentence of the Article with the following:

The aggregate number of shares of all classes of stock which the Company shall have authority to issue is 125,000,000, divided into 5,000,000 shares of Preferred Stock, par value $.10 per share (“Preferred Stock”), and 120,000,000 shares of Common Stock, par value $.10 per share (the “Common Stock”).

The additional shares of Common Stock authorized by the proposed amendment, if and when issued, would have the same rights and privileges as the shares of Common Stock currently authorized. The Common Stock has no preemptive rights to purchase Common Stock or other securities. In addition, under Delaware law, the Company’s stockholders are not entitled to dissenters’ or appraisal rights in connection with the proposed increase in the number of shares of Common Stock authorized for issuance.

Purposes and Effects of Proposed Amendment

The Company issued 16,654,792 shares of Common Stock in connection with its March 2005 three-for-two stock split. At February 1, 2006, 48,610,408 shares of Common Stock were issued and outstanding and 4,479,284 shares of Common Stock were reserved for issuance under the Company’s 2004 Incentive Plan. As a result, approximately 27 million shares are available for issuance for future purposes. In this light, the Board of Directors deems it advisable to increase the Company’s authorized Common Stock. The additional Common Stock to be authorized would be available for possible stock dividends or splits, future financing and acquisition transactions, employee benefit plans and other corporate purposes. Having such shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a special stockholders’ meeting. The additional shares of Common Stock would be available for issuance without further action by the stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Common Stock may be listed. The New York Stock Exchange, on which the Common Stock is listed, currently requires stockholder approval as a prerequisite to listing shares in certain instances, including in connection with acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding of at least 20%.

Other than for the possibility of issuing new shares of Common Stock under the Company’s 2004 Incentive Plan, the Company has no present arrangements, commitments, understandings or pending negotiations for the issuance of additional shares of newly authorized Common Stock.

The Company has not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

Required Vote

Approval of the proposal to increase the number of authorized shares of Common Stock by amending the Company’s Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding on the record date. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Because shares represented by abstentions or broker non-votes are considered outstanding, abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL III.

APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has approved and recommended the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine the Company’s financial statements for 2006. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company.

A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Annual Meeting. The representative will also have an opportunity to make a statement during the meeting if the representative so desires.

See Audit Committee Report on page 18 for further information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR ITS 2006 FISCAL YEAR.

EXECUTIVE COMPENSATION

The following tables summarize annual and long-term compensation paid to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers who were serving as of December 31, 2005 for all services rendered to the Company and its subsidiaries during each of the last three fiscal years. All references to share prices and number of shares have been adjusted to reflect the three-for-two stock split in March 2005.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation			All Other Compensation ($) 11/
		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) 1/	Restricted Stock Awards ($) 2/3/4/5/		Securities Underlying Options (#)
Dan O. Dinges	2005	465,833	800,000	n/a	1,010,030	6/	0	14,000
Chairman, President and	2004	441,667	550,000	n/a	896,000		0	13,000
Chief Executive Officer	2003	420,833	346,000	n/a	588,800		90,000	12,000
Michael B. Walen	2005	325,333	410,000	n/a	408,310	7/	0	14,000
Senior Vice President,
Chief Operating Officer	2004	310,000	290,000	n/a	512,000		0	13,000
	2003	297,500	195,000	n/a	294,400		35,000	12,000
Scott C. Schroeder	2005	262,500	315,000	n/a	328,490	8/	0	14,000
Vice President and Chief	2004	248,000	220,000	n/a	320,000		0	13,000
Financial Officer	2003	237,500	150,000	n/a	236,900		30,000	12,000
J. Scott Arnold	2005	209,180	200,000	1,430	242,530	9/	0	14,000
Vice President, Land and	2004	195,250	127,000	n/a	192,000		0	13,000
Associate General Counsel	2003	187,833	85,000	n/a	98,879		21,000	12,000
Thomas S. Liberatore	2005	189,940	195,000	440	178,060	10/	0	14,000
Vice President, Eastern	2004	180,883	116,300	n/a	192,000		0	13,000
Region	2003	163,333	125,000	n/a	59,800		14,000	12,000

1/	Perquisites and other personal benefits do not exceed the lesser of 10% of salary and bonus or $50,000. For J.S. Arnold and T.S. Liberatore, represents a cash payment to adjust a stock option exercise price to $19.26 from $19.425, which was used in error in calculating the gain on the exercise of options of 8,667 and 2,667 shares, respectively.

2/	Unless otherwise indicated, the amount in this column for 2003, 2004 and 2005 represents the value of restricted stock grants made to the named executive on February 17, 2003, February 16, 2004 and May 24, 2005 based on the closing market prices on or near such dates of $15.33, $21.3333 and $30.70, respectively.

3/	D.O. Dinges, M.B. Walen, S.C. Schroeder, J.S. Arnold and T.S. Liberatore were granted 38,400, 19,200, 15,450, 6,450 and 3,900 shares of restricted stock, respectively, on February 17, 2003. The restrictions on these shares lapse in full three years from the date of grant provided the officer is still employed with the Company.

4/	D.O. Dinges, M.B. Walen, S.C. Schroeder, J.S. Arnold and T.S. Liberatore were granted 42,000, 24,000, 15,000, 9,000 and 9,000 shares of restricted stock, respectively, on February 16, 2004. The restrictions on these shares lapse one-third each year beginning on February 16, 2005, provided the officer is still employed with the Company

5/	D.O. Dinges, M.B. Walen, S.C. Schroeder, J.S. Arnold and T.S. Liberatore were granted 32,900, 13,300, 10,700, 7,900 and 5,800 shares of restricted stock, respectively, on May 24, 2005. The restrictions on these shares lapse one-third each year beginning May 24, 2006, provided the officer is still employed with the Company.

6/	Mr. Dinges holds a total of 99,300 shares of restricted stock as of December 31, 2005. The market value of the 99,300 shares on December 31, 2005 was $4,478,430. No dividends are paid on the restricted stock held.

7/	Mr. Walen holds a total of 48,500 shares of restricted stock as of December 31, 2005. The market value of the 48,500 shares on December 31, 2005 was $2,187,350. No dividends are paid on the restricted shares held.

8/	Mr. Schroeder holds a total of 36,150 shares of restricted stock as of December 31, 2005. The market value of the 36,150 shares on December 31, 2005 was $1,630,365. No dividends are paid on the restricted stock held.

9/	Mr. Arnold holds a total of 20,350 shares of restricted stock as of December 31, 2005. The market value of the 20,350 shares on December 31, 2005 was $917,785. No dividends are paid on the restricted stock held.

10/	Mr. Liberatore holds a total of 15,700 shares of restricted stock as of December 31, 2005. The market value of the 15,700 shares on December 31, 2005 was $708,070. No dividends are paid on the restricted stock held.

11/	The amount in this column represents the Company’s contributions to the 401(k) Plan and the associated non-qualified agreement or the associated non-qualified Deferred Compensation Plan on behalf of the named executive.

Option Grants in Last Fiscal Year

There were no options granted during 2005 to the executive officers named in the preceding Summary Compensation Table.

Long-Term Incentive Plan – Awards in Last Fiscal Year

Shown below is information with respect to long term incentive awards made in 2005 to the executive officers named in the Summary Compensation Table.

LONG TERM INCENTIVE PLAN – AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units or Other Rights (#) (1)	Performance or Other Period until Maturation or Payout (2)	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold shares	Target shares	Maximum shares
D. O. Dinges	35,700	3 Years	0	35,700	35,700, plus 100% in cash
M. B. Walen	14,400	3 Years	0	14,400	14,400, plus 100% in cash
S. C. Schroeder	11,600	3 Years	0	11,600	11,600, plus 100% in cash
J. S. Arnold	8,600	3 Years	0	8,600	8,600, plus 100% in cash
T. S. Liberatore	6,300	3 Years	0	6,300	6,300, plus 100% in cash

(1)	Performance shares were awarded on May 24, 2005 under the 2004 Incentive Plan. Each performance share represents the right to receive, after the end of the performance period, and based on the Company’s performance, the aggregate of from 0% to 100% of the fair market value of a share of Common Stock, payable in Common Stock, plus from 0 to 100% of the fair market value of a share of Common Stock, payable in cash. The performance criteria that determines the number of shares of Common Stock of the Company issued per performance share is the relative total shareholder return on the Company’s Common Stock as compared to the total shareholder return on the common equity of each company in a specified comparator group. For this purpose, total shareholder return is expressed as a percentage which is equal to the common stock price appreciation as measured by the average stock price for the first month versus the average stock price for the last month of the performance period, plus dividends (on a cumulative reinvested basis). After the end of each performance period, the Company will issue shares (or pay cash for amounts in excess of 100%) in respect to such performance share award for such period based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period, using a specified scale. See “Compensation Committee Report on Executive Compensation – Long Term Incentives”.
(2)	The performance period began to run on May 1, 2005 and is scheduled to end on April 30, 2008. Unless otherwise determined by the Compensation Committee, if a participant’s employment terminates prior to the end of a performance period, no shares of Common Stock shall be issued to such participant.

Aggregated FY-End Option Values

Set forth below is supplemental information relating to options exercised during 2005 and the number and intrinsic value of stock options held at December 31, 2005 (“FY-End”), by the executive officers named in the preceding Summary Compensation Table. Year-end values are based on the Company’s stock price on December 31, 2005, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($) (2)
Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Exercisable / Unexercisable	Exercisable / Unexercisable (2)
D.O. Dinges	52,500	$1,152,975	270,000/0	$8,206,800/0
M.B. Walen	19,000	$438,119	120,500/0	$3,710,800/0
S.C. Schroeder	9,000	$152,173	82,500/0	$2,549,850/0
J. S. Arnold	13,499	$313,096	14,000/0	$416,920/0
T.S. Liberatore	9,000	$223,404	7,000/0	$208,460/0

1/	Value realized equals the Common Stock market price received by the Executive Officer on the date of exercise (via exercise and sale of the Common Stock) less the exercise price, times the number of shares exercised.
2/	A stock option is considered to be “in-the-money” if the price of the stock is higher than the exercise price of the option. The closing market price of the Common Stock on December 31, 2005 was $45.10 per share.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans. All of the Company’s equity compensation plans have been approved by the Company’s stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	895,849	$15.62	3,583,435	(1)

Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	895,849	$15.62	3,583,435	(1)

(1)	Includes 411,973 shares of restricted stock awarded under the Second Amended and Restated 1994 Long Term Incentive Plan and the 2004 Incentive Plan, the restrictions on which lapse over the period 2006, 2007 and 2008; 252,750 performance shares awarded under the Second Amended and Restated 1994 Long Term Incentive Plan, the performance period on which ends December 31, 2006, 110,200 performance shares awarded under the 2004 Incentive Plan, the performance period on which ends April 30, 2008, see “Compensation Committee Report on Executive Compensation - Long Term Incentives” below; and 30,100 shares of restricted stock units awarded to the non-employee directors under the 2004 Incentive Plan, the restrictions on which lapse upon a non-employee director’s departure from the board of directors.

Pension Plan Table

Company employees are covered by the Company’s Pension Plan (the “Pension Plan”), a noncontributory defined benefit plan that provides benefits based generally upon the employee’s compensation levels during the last years of employment. In addition, the Company has entered into non-qualified pension arrangements to supplement the benefits payable to certain officers to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or the Employee Retirement Income Security Act of 1974, as amended. The following table sets forth estimated annual benefits payable for eligible employees (including executive officers) who retire at age 65 under the Pension Plan (and, where applicable, such supplemental agreements) for specified compensation levels and years of service classification.

PENSION PLAN TABLE

	Years of Service
Compensation	5	10	15	20	25	30	35
300,000	21,526	43,052	64,578	86,104	107,630	129,156	150,683
400,000	29,026	58,052	87,078	116,104	145,130	174,156	203,183
500,000	36,526	73,052	109,578	146,104	182,630	219,156	255,683
600,000	44,026	88,052	132,078	176,104	220,130	264,156	308,183
700,000	51,526	103,052	154,578	206,104	257,630	309,156	360,683
800,000	59,026	118,052	177,078	236,104	295,130	354,156	413,183
900,000	66,526	133,052	199,578	266,104	332,630	399,156	465,683
1,000,000	74,026	148,052	222,078	296,104	370,130	444,156	518,183
1,250,000	92,776	185,552	278,328	371,104	463,880	556,656	649,433
1,500,000	111,526	223,052	334,578	446,104	557,630	669,156	780,683
1,750,000	130,276	260,552	390,828	521,104	651,380	781,656	911,933

Compensation for purposes of determining benefits under the Pension Plan generally consists of taxable income, before the employee’s participation in voluntary pre-tax benefit plans, and decreased by nondeductible moving expenses, disability pay, severance pay, income arising from the exercise of a stock option or from the receipt of a restricted stock award, taxable group term life insurance benefits and other taxable fringe benefit payments. The Pension Plan provides for full vesting after five years of service. Benefits are payable for the life of the employee on a single-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. The Pension Plan Table includes amounts attributable to non-qualified pension arrangements which are payable as a lump sum actuarially equivalent to a single-life annuity. Lump sum conversions are based on the 1994 Group Annuity Reserves Table with rates blended 50% for males and females and an interest rate equal to the 30-year Treasury rate for the month of November in the year preceding the year of payment. Covered compensation under the Pension Plan in 2005 for the executive officers named in the Summary Compensation Table are the amounts under the “Salary” and “Bonus” and the taxable amount of “All Other Compensation” columns set forth in such table. For purposes of the Pension Plan, D.O, Dinges, M.B. Walen, S.C. Schroeder, J.S. Arnold and T.S. Liberatore had 4.25, 18.67, 10.17, 22.58 and 3.92 years of credited service, respectively, as of December 31, 2005.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

Introduction

The compensation committee (the “Committee”) of the Board of Directors administers the Company’s compensation programs. The Committee is comprised of four independent, non-employee directors. The function of the Committee is to recommend to the independent members of the Board of Directors the annual compensation of the Chief Executive Officer, to provide counsel and oversight of the annual compensation of the other officers of the Company, to review and make recommendations to the Board of Directors for the annual compensation of the directors, to oversee and make recommendations to the Board of Directors for incentive compensation plans and equity based plans and other executive benefit plans, and to provide guidance in the area of employee benefits.

The objectives of the executive compensation program are to align compensation with business strategy, to create value for the stockholders, to attract, retain, motivate and reward highly qualified executives and to support a performance-based culture throughout the Company. The Committee also believes that executive compensation should be subject to objective review. Consequently, the Committee retains the services of an independent consultant, who on a regular basis evaluates the compensation programs and practices for the Company’s executive officers against an industry peer group. The independent consultant is hired by the Committee and does not otherwise perform services for the Company. The companies chosen for the peer group generally are not the same companies that comprise the Dow Jones Secondary Oils Index, shown in the Performance Graph included in this proxy statement. The peer group companies represent the Company’s direct competitors of similar size and scope, who are in its core areas of operation both for business opportunities and for executive talent, while the Dow Jones Secondary Oils Index is an amalgamation of many companies designed simply to provide a market barometer for the entire energy sector’s performance. The current peer group used for compensation programs and practices is listed below in this report under “Long Term Incentives.”

Components of Compensation

The components of the Company’s executive compensation program are base salary, annual incentive bonus and long-term incentives. In determining each component of compensation, the Committee considers competitive data from the peer group, the overall value of the total compensation package and the Company’s and the executive’s performance. The Committee believes that the total compensation package should be competitive and targeted at the median level of compensation for the peer group and that superior performance should produce a corresponding increase in value for annual and long-term incentives.

Base Salaries

The Committee reviews each executive’s base salary annually. Base salaries are targeted at median market levels and are adjusted by the Committee to recognize varying levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Overall, base salaries in 2005 for the executive officers named in the Summary Compensation Table as a group are slightly above the 50th percentile of the targeted competitive market base salary for similar positions in the peer group. Based on competitive data available in 2005, Mr. Dinges’ 2005 base salary of $470,000 approximates the 50th percentile of the competitive market.

Annual Incentive Bonus

The annual incentive bonus opportunity is founded upon the Company’s pay-for-performance philosophy. The opportunity provides executives, as well as other key employees, with an incentive in the form of an annual cash bonus to achieve overall business and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve those goals. The 2005 measurement criteria were designed to drive value increases for the Company’s stockholders.

The 2005 bonus criteria measure the overall Company performance for year-over-year reserve and production growth, along with absolute levels for finding costs and net income. These metrics are weighted 25%, 15%, 15% and 15%, respectively, for a total of 70% of bonus amounts. Senior management recommends a discretionary component equal to 30%. This discretionary component focuses on items, including, but not limited to, individual performance, regional performance, per share metrics improvement, industry conditions and mergers and acquisitions activity. The Committee has additional discretion and focuses on the same discretionary factors as focused on by senior management.

Bonus payouts may range from 0% and can exceed 100% for performance accomplishments in excess of target, which equates to 100% payout. The executive officers of the Company have bonus targets ranging from 45% to 90% of base salary, which are based on median levels in the Company’s peer group.

In 2005, the Company’s year-over-year reserve growth was 10.7%, bringing year end reserves to 1,330.9 Bcfe. The Company’s 2005 year-over-year production declined nominally by less than one percent. All-in finding costs for 2005 were $1.91 per Mcf and net income for 2005 was $148.4 million. These metrics produced bonuses for the 70% formula driven portion in excess of target at 132% for the executive officers of the Company, including the executives named in the Summary Compensation Table. The Committee and management then applied its discretion to recognize individual and regional achievements during 2005. The result was bonus payout ranges from 189% to 227% of target. Mr. Dinges received a cash bonus of $800,000. This represents 189% of Mr. Dinges’ target and reflects the same factors in the Company’s 2005 performance that were applied to the entire group of executive officers. Mr. Dinges 2005 cash compensation is predicted to be between the 50th and 75th percentiles of the 2005 competitive market data.

Long Term Incentives

In 2005 the Committee employed a combination of performance shares and restricted stock to provide long-term incentives to the Company’s executives. Performance shares were awarded to those individuals who have a direct impact on the Company’s profitability. Restricted stock was awarded as a retention incentive due to the highly competitive market for energy industry executives. The Committee’s objective was to deliver approximately 50% of the long-term incentive value via performance shares and approximately 50% in the form of restricted stock. The size of the long-term incentive awards is based primarily on competitive practice and is generally targeted to be between the 50th and 75th percentiles of competitive long-term incentive awards of the peer group. The Committee does not typically consider past long term incentive awards, such as the amount of options previously granted and outstanding, or the number of shares owned, when determining annual long-term incentive awards.

Performance shares were granted to executives in 2005 under the 2004 Incentive Plan. The performance shares have a three-year performance period, which runs from May 1, 2005 through April 30, 2008.

Each performance share represents the right to receive, after the end of the performance period, from 0 to 200% of a share of Common Stock (with amounts over 100% paid in cash), based on the Company’s performance. The performance criteria that determines the payout per performance share is the relative total shareholder return on the Company’s Common Stock as compared to the total shareholder return on the common equity of each company in a comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period plus dividends (on a cumulative reinvested basis). The comparator group consists of Berry Petroleum Company, Cimarex Energy Company, Comstock Resources Inc., Denbury Resources, Inc., Encore Acquisition Company, Forest Oil Corporation, The Houston Exploration Company, Plains Exploration & Production Company, Pogo Producing Company, Quicksilver Resources, Inc., Range Resources Corporation, Southwestern Energy Company, Stone Energy Corporation, St. Mary Land and Exploration Company, Swift Energy Company and Whiting Petroleum Corporation. If any member of the comparator group ceases to have publicly traded common stock, it will be removed from the comparator group and a replacement company will be added by the compensation committee.

After the end of the performance period, the Company will issue shares of Common Stock and pay cash in respect of each performance share based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:

Company Relative Placement	Percent Performance Shares
1-2 (highest)	200%
3-4	167%
5-6	133%
7-8	100%
9-10	75%
11-12	50%
13-14	25%
15-17 (lowest)	0%

As noted above, in the event of a relative ranking of 1 through 6, corresponding to a percentage payout above 100%, a share of performance stock will entitle the participant to receive one full share of Common Stock with respect to the first 100% of the payout and the balance of the payout in cash, in an amount based on the fair market value of a share of Common Stock at the end of the performance period and the balance of the payout percentage over 100%.

If a participant is not an employee on the last day of the performance period, no shares of Common Stock will be issued in respect of the participant’s performance stock award unless otherwise determined by the compensation committee. Prior to the issuance of shares of Common Stock in respect of a performance stock award, the participant will have no right to vote or receive dividends on the shares. In the event the Company ceases to have publicly traded Common Stock as a result of a business combination or other extraordinary transaction, the performance period will be terminated effective upon the date of such cessation.

The Company’s restricted stock awards to executives in 2005 consisted of grants of Common Stock, the restrictions on which lapse one-third on each of the first, second and third anniversaries of the date of the grant. These awards provide a retention tool to the Company and encourage equity ownership in the Company. The unvested restricted stock will be forfeited if, during the three-year restrictive period, the executive leaves the Company for any reason other than retirement, termination without cause, death or disability. Prior to the lapse of such restrictions, the participant has no right to vote or receive dividends on such shares. The restricted stock award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change of Control (as defined), the restrictive period shall lapse and a stock certificate representing the shares of restricted stock shall be issued to the executive. In the event of any merger, reorganization, recapitalization, separation, liquidation, stock dividend, share combination or other change in the corporate structure of the Company affecting the shares of restricted stock, the number of shares of restricted stock shall be equitably adjusted by the committee to prevent dilution or enlargement of rights.

In 2005 Mr. Dinges was awarded 35,700 performance shares and 32,900 shares of restricted stock. Mr. Dinges’ long term incentive award is between the 60th and 70th percentiles of the predicted 2005 competitive market data for long term incentives, reflecting the Committee’s assessment of the Company’s relative and absolute performance.

The Company’s performance shares and stock options are intended to constitute “qualified performance based compensation” as defined under Section 162(m) of the Code, with the effect that the deduction disallowance of Section 162(m) of the Code should not be applicable to compensation paid to covered employees under the performance shares and stock option provisions. It is the Committee’s intent that the majority of long-term incentive awards will qualify under Section 162(m) of the Internal Revenue Code. In 2005, the Company was not able to deduct approximately $1.7 million as a result of the application of Section 162(m) to the 2005 vesting of restricted stock awards made in 2002 and 2004.

Conclusion

The Committee believes these executive compensation policies and programs effectively serve the interests of stockholders and the Company. We have attempted, with the assistance of our compensation consultant, to provide a total compensation and incentive program that motivates key personnel and contributes to the Company’s overall success.

Compensation Committee

William P. Vititoe, Chairman

John G. L. Cabot

James G. Floyd

Robert Kelley

AUDIT COMMITTEE REPORT

The audit committee is composed of four independent, non-employee directors. The Board of Directors has made a determination that the members of the audit committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board determined that two of the members of the Audit Committee, Messrs. Cabot and Kelley, are “audit committee financial experts” as defined by rules of the Securities and Exchange Commission. The responsibilities of the audit committee are set forth in the Audit Committee Charter, which was adopted in December 2003 by the Board of Directors of the Company. The function of the audit committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The audit committee also reviews its charter annually. This is a report on the audit committee’s activities relating to the calendar year 2005.

Review of Audited Financial Statements with Management

The audit committee reviewed and discussed the audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operations with the management of the Company.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The audit committee discussed with the independent registered public accounting firm the matters required to be discussed as described in Statement on Auditing Standards (“SAS”) No. 61-Communication with Audit Committees, as updated by SAS No. 89-Audit Adjustments, and SAS No. 90-Audit Committee Communications. The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PWC the independent registered public accounting firm’s independence. These discussions included a review of all audit and non-audit services (including tax services) provided by PWC to the Company.

Recommendation that Financial Statements be Included in Annual Report

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year 2005 for filing with the Securities and Exchange Commission.

Audit Committee

John G. L. Cabot (Chairman)

Robert F. Bailey

Robert Kelley

P. Dexter Peacock

FEES BILLED BY INDEPENDENT PUBLIC ACCOUNTANTS

FOR SERVICES IN 2005 AND 2004

Fee Type*	2005	2004
Audit Fees	$920,827	$1,578,174 1/
Audit Related Fees	0	33,500 2/
Tax Fees 3/	207,171	108,229
All Other Fees	0	0

*	No pre-approved requirements were waived under the de minimis exception.

1/	For 2004, includes $1,208,500 for internal control audit fees to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

2/	For 2004 covers fees for certain matters related to the Company’s Savings Investment Plan (401(k) plan) and fees paid to respond to the SEC’s comment letter with respect to the Company’s 2003 Annual Report on Form 10-K.

3/	For 2005 and 2004 covers federal, provincial, state and sales tax compliance, advice, and return preparation for United States and Canadian operations.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No member of the compensation committee was, during 2005, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 2005, the Company had no compensation committee interlocks.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of Company Common Stock with the Securities and Exchange Commission and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, and written representations that those reports accurately reflect all reportable transactions and holdings, the Company is aware of no failures to comply with the Section 16(a) reporting requirements during 2005, with the following exceptions. Each of the outside directors of the Company (seven individuals) reported late a grant of 850 restricted stock units.

EMPLOYMENT AGREEMENTS

AND CHANGE IN CONTROL ARRANGEMENTS

The Company has entered into Change in Control Agreements (the “Agreements”) with the current executive officers named in the Summary Compensation Table, and with certain other senior officers of the Company. The Agreements are intended to encourage such employees to remain in the employ of and to carry out their duties with the Company. In 2001 the Board of Directors made certain revisions to the program initially implemented in 1995. The initial term of the Agreements is three years from July 17, 2001 (from September 17, 2001 for Mr. Dinges), subject to automatic one-year extensions on the second and each subsequent anniversary thereof unless prior to such anniversary the Company gives written notice that the term shall not be so extended. The Agreements provide that in the event of a change in control or in the event deemed to be in anticipation of a change in control, such individuals will receive certain benefits in the event of a termination of their employment within two years of such event. A “change in control” is generally defined as occurring if (i) any “person” becomes the “beneficial owner,” of securities of the Company representing 35% or more of Common Stock or of the combined voting power of the then outstanding voting securities of the Company, with certain exceptions; (ii) individuals who, as the date of the Agreement, constitute the Board, together with individuals nominated with the approval of those directors (other than in connection with an election contest) (collectively, the “Incumbent Board”) cease to constitute at least a majority of the Board; (iii) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”) is consummated, unless, following the Business Combination (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and outstanding voting securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from the Business Combination in substantially the same proportions as their ownership, immediately prior to the Business Combination, of the Common Stock and outstanding voting securities, (b) no “person” (excluding any entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (c) at least of majority of the members of the Board of Directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Benefits are provided under the Agreements unless such termination of employment is (i) for cause (as defined in the Agreements), (ii) voluntary by the executive and does not constitute a constructive termination without cause (as defined in the Agreements), or (iii) because of the death or disability of the executive.

Generally, benefits payable under the terms of the Agreements include (i) a lump-sum cash payment equal to three times the sum of (a) base salary in effect immediately prior to the change in control or, if greater, immediately prior to the executive’s termination and (b) the greater of (1) 100% of the executive’s target bonus with respect to the fiscal year during which the change in control occurred or, if greater, the fiscal year during which the executive’s termination occurred or (2) the executive’s actual bonus paid in the fiscal year immediately preceding the change in control or if termination of employment occurs prior to a “change in control,” termination of employment, (ii) payment with respect to any performance shares granted to the executive, such payment to be prorated based on actual service completed at the time of the executive’s termination, and valued according to the percentage of goal attainment on the date of termination (provided that performance shares granted in 2004 and 2005 will not be prorated and will be paid out at a price based on the change in control transaction), (iii) immediate vesting and exercisability of all of the executive’s options to purchase securities of the Company, (iv) immediate vesting and lapse of restrictions on any restricted stock grants outstanding at the time of the executive’s termination, (v) subject to the payment of the applicable premiums, continued medical, dental and life insurance coverage for three years following the date of the executive’s termination, (vi) effective crediting of an additional three years of service in the Company’s retirement plans in which the executive is participating at the time of the change in control and (vii) outplacement assistance in an amount not to exceed 15% of the executive’s base salary in effect on the date of a change in control (the “Termination Benefits”). In the event the excise tax relating to Section 280G of the Code applies to payments by the Company, the Company will make an additional payment to the executive in an amount such that after payment of income and excise taxes, the executive retains an amount equal to the Termination Benefits. No payments have been made under the Agreements.

The Company has entered into both an employment agreement and a Change in Control Agreement with Mr. Dan O. Dinges, Chairman, President and Chief Executive Officer of the Company. The employment agreement provides that if Mr. Dinges terminates his employment for good reason (as defined in the agreement) or the Company terminates his employment for any reason other than cause (as defined in the agreement), Mr. Dinges shall receive (i) a lump sum cash payment equal to two times his annual base salary plus two times his annual target bonus, (ii) a 24 month continuation of medical and life insurance programs at the premium rate applicable to active executives, (iii) full vesting of all of his restricted stock awards and (iv) full vesting of all of his stock option awards. Under the terms of Mr. Dinges’ Change in Control Agreement, in the event of a termination, Mr. Dinges will be required to elect between receiving the Termination Benefits or the amounts payable to Mr. Dinges under his employment agreement.

SHAREHOLDER RETURN

The following graph compares the Common Stock (“COG”) performance with the performance of the Standard & Poor’s 500 Stock Index and the Dow Jones Secondary Oils-US Index for the period December 2000 through December 2005. The graph assumes that the value of the investment in the Company’s Common Stock and in each index was $100 on December 31, 2000 and that all dividends were reinvested.

CALCULATED VALUES	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
S&P 500	100.0	87.0	66.6	84.2	91.8	94.5
COG	100.0	77.7	80.9	96.8	146.3	224.0
DJ Secondary Oils-US	100.0	90.7	91.4	118.3	166.1	272.6

BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

The following table reports beneficial ownership of the Common Stock by holders of more than five percent of the Company’s Common Stock. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned		Percent of Class
Earnest Partners, LLC 75 Fourteenth Street, Suite 2300 Atlanta, GA 30309	6,653,600	(1)	13.6%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	6,640,024	(2)	13.6%

Neuberger Berman, Inc. Neuberger Berman, LLC. 605 Third Avenue New York, NY 10158-3698	3,988,004	(3)	8.4%

(1)	According to Amendment No. 2 to a Schedule 13G, dated February 6, 2006, filed with the Commission by Earnest Partners, LLC, it has sole voting power over 2,060,864 of these shares, shared voting power over 2,670,783 of these shares, and sole dispositive power over all of these shares.
(2)	According to Amendment No. 19 to a Schedule 13G, dated February 14, 2006, filed with the Commission by Wellington Management Company, LLP, it has shared voting power over 4,244,295 of these shares, no voting power over the remainder of these shares, shared dispositive power over 6,592,025 of these shares and no dispositive power over the remainder of these shares.
(3)	According to Amendment No. 7 to a Schedule 13G, dated February 14, 2006, filed with the Commission by Neuberger Berman, Inc. and Neuberger Berman, LLC., they have sole voting power over 1,731,255 of these shares, shared voting power over 1,167,600 of these shares, and shared dispositive power over all of these shares.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reports, as of February 1, 2006, beneficial ownership of Common Stock by each director and nominee for director, by each executive officer listed in the Summary Compensation Table and by all directors, nominees and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock Held	Number of Shares of Common Stock Beneficially Owned		Percent Class
Robert F. Bailey	750	22,800	1/	*
John G.L. Cabot	323,1662/	352,716	2/	*
David M. Carmichael	0	0		*
James G. Floyd	34,051	50,351	3/	*
Robert L. Keiser	0	0		*
Robert Kelley	15,000	34,550	4/	*
C. Wayne Nance	18,373	35,423	5/	*
P. Dexter Peacock	24,000	53,550	6/	*
William P. Vititoe	11,422	40,972	7/	*
Dan O. Dinges	51,363	420,664	8/13/14/15/	*
Michael B. Walen	51,167	220,167	9/13/14/15/	*
Scott C. Schroeder	21,354	140,004	10/13/14/15/	*
J. Scott Arnold	10,917	45,299	11/13/14/15/	*
T.S. Liberatore	1,894	25,076	12/13/14/15/	*
All directors, nominees and executive officers as a group (16 individuals)		1,528,522	16/	3.14%

*	Represents less than 1% of the outstanding Common Stock.
1/	Includes 17,750 shares purchasable upon the exercise of options within 60 days and 4,300 restricted stock units, the restrictions on which lapse upon Mr. Bailey’s retirement from the Board of Directors.
2/	Includes 79,665 shares as to which Mr. Cabot has no voting or investment power and 101,951 shares as to which Mr. Cabot has delegated voting and investment power. Includes 2,673 shares held by Mr. Cabot’s spouse and 101,951 shares held by various trusts of which Mr. Cabot serves as co-trustee; Mr. Cabot disclaims beneficial ownership of such shares. The beneficial ownership column also includes 25,250 shares purchasable upon the exercise of options within 60 days and 4,300 restricted stock units, the restrictions on which lapse upon Mr. Cabot’s retirement from the Board of Directors.
3/	Includes 10,250 shares purchasable upon the exercise of options within 60 days and 4,300 restricted stock units, the restrictions on which lapse upon Mr. Floyd’s retirement from the Board of Directors.
4/	Includes 15,250 shares purchasable upon the exercise of options within 60 days and 4,300 restricted stock units, the restrictions on which lapse upon Mr. Kelley’s retirement from the Board of Directors.
5/	Includes 12,750 shares purchasable upon the exercise of options within 60 days and 4,300 restricted stock units, the restrictions on which lapse upon Mr. Nance’s retirement from the Board of Directors.
6/	Includes 25,250 shares purchasable upon the exercise of options within 60 days and 4,300 restricted stock units, the restrictions on which lapse upon Mr. Peacock’s retirement from the Board of Directors.
7/	Includes 25,250 shares purchasable upon the exercise of options within 60 days and 4,300 restricted stock units, the restrictions on which lapse upon Mr. Vititoe’s retirement from the Board of Directors.
8/	Includes 270,000 shares purchasable upon the exercise of options within 60 days.

9/	Includes 120,000 shares purchasable upon the exercise of options within 60 days.
10/	Includes 82,500 shares purchasable upon the exercise of options within 60 days.
11/	Includes 32 shares held in the Company’s Savings Investment Plan as to which Mr. Arnold shares voting and investment power and 14,000 shares purchasable upon the exercise of options within 60 days.
12/	Includes 482 shares held in the Company’s Savings Investment Plan as to which Mr. Liberatore shares voting and investment power and 7,000 shares purchasable upon the exercise of options within 60 days.
13/	Includes 38,400, 19,200, 15,450, 6,420 and 3,900 shares of restricted stock granted to Messrs. Dinges, Walen, Schroeder, Arnold and Liberatore, respectively, on February 17, 2003, the restrictions on which lapse February 17, 2006. Messrs. Dinges, Walen, Schroeder, Arnold and Liberatore have no voting or investment power with respect to these shares during the restrictive period.
14/	Includes 28,000, 16,000, 10,000, 6,000 and 6,000 remaining shares of restricted stock granted to Messrs. Dinges, Walen, Schroeder, Arnold and Liberatore, respectively, on February 16, 2004, the restrictions on which lapse one-third on each of the three one year anniversaries following the date of the award. Messrs. Dinges, Walen, Schroeder, Arnold and Liberatore have no voting or investment power with respect to these shares during the restrictive period.
15/	Includes 32,900, 13,300, 10,700, 7,900 and 5,800 shares of restricted stock granted to Messrs. Dinges, Walen, Schroeder, Arnold and Liberatore on May 24, 2005, the restrictions on which lapse one-third on each of the three one year anniversaries following the date of award. Messrs. Dinges, Walen, Schroeder, Arnold and Liberatore have no voting or investment power with respect to these shares during the restrictive period.
16/	Includes 1,336 shares held in the Company’s Savings Investment Plan as to which the executive officers share voting and investment power and 659,750 shares purchasable by the executive officers and directors upon the exercise of options within 60 days. Includes 248,900 shares of restricted stock granted to the executive officers and 30,100 restricted stock units granted to the directors. See also Notes 1-15 above.

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal intended for inclusion in the proxy statement for the 2007 Annual Meeting of Stockholders of the Company, and otherwise eligible, should be sent to Ms. Lisa A. Machesney, Vice President, Managing Counsel and Corporate Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077 and must be received by November 29, 2006.

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the Bylaws require advance written notice be delivered to the Company’s Secretary at the principal executive offices of the Company not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). The deadline for submission for the 2007 Annual Meeting of Stockholders is currently March 5, 2007. To be valid, a notice must set forth certain information specified in the Bylaws.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the enclosed form will be born by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. Georgeson Shareholder Communications has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $9,500, plus expenses.

MISCELLANEOUS

The Company’s management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

LISA A. MACHESNEY

Vice President, Managing Counsel

    and Corporate Secretary

March 29, 2006

CABOT OIL &	YOUR VOTE IS IMPORTANT
GAS	VOTE BY INTERNET / TELEPHONE
CORPORATION	24 HOURS A DAY, 7 DAYS A WEEK

	INTERNET			TELEPHONE			MAIL
https://www.proxyvotenow.com/cog				1-866-214-3765
•	Go to the website address listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

		Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.				☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS I, II AND III.									FOR	AGAINST	ABSTAIN

1. ELECTION OF DIRECTORS:							2.	Amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock of the Company from 80,000,000 shares to 120,000,000 shares.	☐	☐	☐

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS*	☐		3.	Ratification of the appointment of the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2006 fiscal year.	☐	☐	☐

Nominees: (01) James G. Floyd and (02) Robert Kelley and (03) P. Dexter Peacock (Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions*” box and write that nominee’s name on the following blank line.)							4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.	☐	☐	☐

*Exceptions

								S C A N L I N E

								Please date this proxy and sign your name exactly as it appears hereon. In the case of one or more joint owners, each joint owner should sign. If signing as executor, trustee, guardian, attorney, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

							Date	Share Owner sign here	Co-Owner sign here

CABOT OIL & GAS CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 4, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 29, 2006, and appoints Lisa A. Machesney and Scott C. Schroeder, or either of them, proxies for the undersigned, with power of substitution, to vote all of the undersigned’s shares of common stock of Cabot Oil & Gas Corporation at the Annual Meeting of Stockholders to be held at Cabot Oil & Gas Corporation’s corporate headquarters, First Floor Assembly Room, in Houston, Texas, at 8:00 a.m., local time, on May 4, 2006, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS I, II AND III, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM IV.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.	☐	CABOT OIL & GAS CORPORATION P.O. BOX 11088 NEW YORK, N.Y. 10203-0088
To change your address, please mark this box.	☐
To include any comments, please mark this box.	☐